CLOSING ESCROW AGREEMENT

This Closing Escrow Agreement dated as of April 30, 2009 (this “Agreement”) is entered into by and among China New Energy Group Company, a Delaware corporation (the “Company”), China Hand Fund I, LLC, a Delaware limited liability company (together with its successors and assigns, “CHF” or the “Initial Purchaser”), each of the persons who hereafter become investors in the Company pursuant to the Purchase Agreement (as defined below) (together with its successors and assigns, each, an “Additional Purchaser” and collectively, the “Additional Purchasers” and together with the Initial Purchasers, the (“Purchasers”), and Escrow, LLC, with an address at 360 Main Street, P.O. Box 391, Washington, Virginia 22747 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

WITNESSETH:

WHEREAS, the Initial Purchaser may purchase from the Company shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and certain common stock purchase warrants (the “Warrants” and together with the Series B Preferred, the “Securities”) pursuant to a Series B Convertible Preferred Stock Purchase Agreement to be entered into on the closing date of such agreement (the “Closing Date”) by and among the Company and the Initial Purchaser (the “Purchase Agreement”).

WHEREAS, the Company desires to deposit all monies received from the Purchasers pending the closings under the Purchase Agreement (the “Escrowed Funds”) with the Escrow Agent, to be held in escrow until joint written instructions are received by the Escrow Agent from the Company and the Initial Purchaser, from time to time, at which time the Escrow Agent will disburse the Escrowed Funds in accordance with the instructions; and

WHEREAS, Escrow Agent is willing to hold the Escrowed Funds in escrow subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1.        Appointment of Escrow Agent. The Company hereby appoints the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2.        Delivery of the Escrowed Funds.

2.1      The Company will direct Purchasers to deliver the Escrowed Funds to the Escrow Agent, addressed to the following account of the Escrow Agent:
Domestic:

Virginia Commerce Bank
Leesburg, VA
ABA#056005253
Account Name: Escrow, LLC
Account #: 01194186

International:

Correspondent Bank: Wells Fargo Bank, San Francisco, CA
SWIFT#: WFBIUS6S
Credit Account #: 412-11-08146
Virginia Commerce Bank
FBO Account Name: Escrow, LLC
Account: 01194186

2.2 (a)        All Purchasers’ checks shall be made payable to “ESCROW, LLC and shall be delivered to the Escrow Agent at the address set forth on Exhibit A hereto and shall be accompanied by a written account of the subscription in the form attached hereto as Exhibit B (the “Subscription Information”). The Escrow Agent shall, upon receipt of Escrowed Funds deposit such funds in escrow and such funds shall constitute the Escrowed Funds.

2.3        Any checks which are received by the Escrow Agent that are made payable to a person other than the Escrow Agent shall be returned directly to the sender together with any documents delivered therewith.   Simultaneously with each deposit, the Company shall provide the Escrow Agent with the Subscription Information to include the name, address and taxpayer identification number of each Purchaser.  The Escrow Agent is not obligated, and may refuse, to accept checks that are not accompanied by Subscription Information.

2.4        In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received Subscription Information, the Escrow Agent shall notify the Company. If the Escrow Agent does not receive the Subscription Information relating to a Purchaser prior to the close of business on the third business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of Virginia) after notifying Company of receipt of said wire, the Escrow Agent shall return the funds to the Purchaser.

3.        Escrow Agent to Hold and Disburse Escrowed Funds. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Escrow Agreement, as follows:

3.1      Upon receipt of joint instructions from the Company and the Initial Purchaser in substantially the form of Exhibit C hereto which instructions shall be signed by James Li on behalf of the Company (or such other person as he shall designate in writing via email)  the Escrow Agent shall release the Escrowed Funds as directed in such instructions.  The Company and the Initial Purchaser agree that if the Purchase Agreement is consummated, then on the Closing Date they will deliver joint written instructions to release to the Company the aggregate amount of the subscriptions deposited by the Purchasers less (x) payments to be made for investor legal and due diligence expenses, not exceeding $100,000, and (y) placement agent fees equal to $540,000 (representing 10% of the aggregate amount of subscriptions).

3.2      In the event this Agreement, the Escrowed Funds or the Escrow Agent becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, the Company authorizes the Escrow Agent, at its option, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. The Company also hereby authorizes the Escrow Agent, if it receives conflicting claims to the Escrowed Funds, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

3.3      In the event that the Escrow Agent does not receive any instructions by a date that is 90 days from the date of this Agreement (the “Escrow Termination Date”), all Escrowed Funds shall be returned to the parties from which they were received, without interest thereon or deduction therefrom. If the Escrow Agent does receive joint written instructions by the Escrow Termination Date, then the Escrow Agent shall continue to hold all undisbursed Escrowed Funds until the Escrow Agent receives joint written instructions from the Initial Purchaser and the Company covering all remaining Escrowed Funds.

4.        Exculpation and Indemnification of Escrow Agent

4.1      The Escrow Agent shall haven no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Escrow Agreement referenced below, and except for joint written instructions given to the Escrow Agent by the escrowing parties relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the escrowing parties, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

4.2      The Escrow Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

4.3      The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, the Initial Purchaser, the Additional Purchasers or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Escrow Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

4.4      The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, the Initial Purchaser, the Additional Purchasers or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5      To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

4.6      The Escrow Agent will be indemnified and held harmless by the Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Escrow Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against a party to this Agreement, notify each of them thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which a party may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

4.7      For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.        Termination of Agreement and Resignation of Escrow Agent

5.1      This Escrow Agreement shall terminate upon disbursement of all of the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the Company under Section 4 shall survive the termination hereof.

5.2      The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company at least five (5) business days written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company within the Notice Period, turn over to a successor escrow agent appointed by the Company all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

6.        Form of Payments by Escrow Agent

6.1      Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Escrow Agreement shall be made by wire transfer unless directed to be made by check by the Company and the Initial Purchaser.

6.2      All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

7.        Compensation.  The Escrow Agent shall be entitled to the following compensation from the Company:

7.1	Documentation Fee: The Company shall pay a documentation fee to the Escrow Agent of $1,500, on the Closing Date.

7.2
Closing Fee: The Company shall pay a fee of $500 to the Escrow Agent at each Closing. For purposes of this Section 7.2, a Closing shall mean each time the Escrow Agent receives joint instructions from the Company and the Initial Purchaser to disburse Escrowed Funds in accordance with the terms of this Agreement.

7.3	Interest. The Company hereby agrees that Escrow Agent shall retain 100% of the interest earned during the time the Escrowed Funds are held in escrow hereunder.

8.        Notices. All notices, requests, demands, and other communications provided herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to parties hereto at their respective addresses first set forth in the recitals above and on Exhibit A hereto.

9.        Further Assurances        From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10.      Consent to Service of Process        The Company hereby irrevocably consents to the jurisdiction of the courts of the State of Virginia and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Escrow Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

11.      Miscellaneous

11.1    This Escrow Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Escrow Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Escrow Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Escrow Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Escrow Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

11.2    This Escrow Agreement and the rights and obligations hereunder of the Company may not be assigned. This Escrow Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent. This Escrow Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Escrow Agreement. This Escrow Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and the Initial Purchaser. This Escrow Agreement is intended to be for the sole benefit of the parties hereto and the Additional Purchasers and their respective successors, heirs and permitted assigns, and none of the provisions of this Escrow Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.3    This Escrow Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Virginia. The representations and warranties contained in this Escrow Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Escrow Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

12.      Execution of Counterparts This Escrow Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Escrow Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

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Signature pages follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement on the day and year first above written.

ESCROW AGENT:

ESCROW, LLC

By:	/s/ Johnnie Zarecor

COMPANY:

CHINA NEW ENERGY GROUP COMPANY

By:	/s/ James Li
Name: James Li
Title: Authorized Signatory

INITIAL PURCHASER:

THE CHINA HAND FUND I, LLC

By:	/s/ John D. Kuhns
Name: John D. Kuhns
Title: Member-Manager

EXHIBIT A

PARTIES TO AGREEMENT

China New Energy Group Company
17th Floor, HongJi Building, JinWei Road
HeBei District
Tianjin, People’s Republic of China
Attention: _________________________
Tel. No.: __________________________
Fax No.: ___________________________
Email:

____________________________________
(Signature)

Escrow, LLC

Escrow Agent:  Escrow, LLC

Contact: Johnnie L. Zarecor
20 Rock Pointe, Suite 204
Warrenton, VA 20186

Telephone: (540) 347-2212
Fax:               (540) 347-2291
Email: jzarecor@escrowllc.net
____________________________

China Hand Fund I, LLC
558 Lime Rock Road
Lakeville, CT  06039
Attn: Mary Fellows
Tel. No.: 860-435-7000
Fax No.: 860-435-6540
Email: mfellows@kuhnsbrothers.com

____________________________________
(Signature)

EXHIBIT B

SUBCRIPTION INFORMATION

Name of Subscriber

Address of Subscriber

Amount of Securities Subscribed

US Dollar Amount Submitted

Taxpayer ID Number/ Social Security Number

EXHIBIT C

DISBURSEMENT REQUEST

Pursuant to that certain Escrow Agreement by and among China New Energy Group Company, The China Hand Fund I, LLC and Escrow, LLC., China New Energy Group Company and The China Hand Fund I, LLC hereby request disbursement of funds in the amount and manner described below from Cardinal Bank account number _____________, styled Escrow, LLC Escrow Account.

Please disburse to:

Amount to disburse:

Form of distribution:

Payee:
Name:
Address:
City/State:
Zip:

Bank:

Statement of event or condition which calls for this request for disbursement:

Disbursement approved by:

China New Energy Group Company

(Signature)	Date

The China Hand Fund I, LLC

(Signature)	Date